Exhibit 23.3
Consent of Jun He Law offices, PRC Counsel

September 23, 2010

IFM Investments Limited
26/A, East Wing, Hanwei Plaza
No.7 Guanghua Road, Chaoyang District
Beijing
People’s Republic of China

Dear Sir or Madam,

We hereby consent to the references to us by IFM Investments Limited (“the Company”) under the heading “Risks Related to Doing Business in China” and “Legal Matters” in the Form F-1 Registration Statement filed on September 23, 2010.

Yours faithfully,
For and on behalf of

JUN HE LAW OFFICES